UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 22, 2005
NOBLE CORPORATION
(Exact name of registrant as specified in its charter)

CAYMAN ISLANDS	001-31306	98-0366361

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13135 South Dairy Ashford, Suite 800 Sugar Land, Texas	77478

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 276-6100

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 22, 2005, Noble Corporation (the “Company”), Noble Holding (U.S.) Corporation (“NHC”) and Noble Drilling Corporation (the “Borrower”) entered into a Credit Agreement (the “Credit Agreement”) with Goldman Sachs Credit Partners L.P., as the initial lender and administrative agent (“GSCP”), pursuant to which the Company borrowed US$600 million. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Borrower is the borrower under the Credit Agreement. NHC and the Company are parties to the Credit Agreement and guarantors thereunder. Noble Drilling Holding LLC has also issued a guaranty of the obligations of the Borrower under the Credit Agreement. Each of NHC, the Borrower and Noble Drilling Holding LLC is a direct or indirect wholly owned subsidiary of the Company.
     The Company used the US$600 million proceeds borrowed under the Credit Agreement to partially finance the acquisition, direct and indirect, of the shares of Smedvig ASA (“Smedvig”) in the Share Purchase (as defined and discussed in Item 2.01 below). All outstanding amounts owed under the Credit Agreement become due and payable no later than the final maturity date of February 20, 2006, and are subject to acceleration upon the occurrence of events of default which the Company considers usual and customary for an agreement of this type, including failure to make payments under the credit agreement, non-performance of covenants and obligations continuing beyond any applicable grace period, default in the payment of other indebtedness in excess of the aggregate principal amount of US$25 million or a default accelerating or permitting the acceleration of any such indebtedness, or upon a change of control of the Company. The Borrower may prepay amounts outstanding under the Credit Agreement at any time without premium or penalty, subject to certain notice requirements.
     Borrowings under the Credit Agreement bear interest, in the case of a Base Rate Loan (as defined in the Credit Agreement), at the higher of (i) 1/2 of 1% in excess of the Federal Funds Effective Rate, and (ii) the Prime Lending Rate (each as defined in the Credit Agreement). If the loan is a Eurodollar Loan, then the loan shall bear interest at the Eurodollar Rate plus the Applicable Eurodollar Margin (each as defined in the Credit Agreement). The initial borrowing under the Credit Agreement of US$600 million consists of a Eurodollar Loan.
     GSCP is an affiliate of Goldman, Sachs & Co. (“Goldman, Sachs”), which has from time to time performed investment banking and advisory services for the Company, for which it has received customary fees and expenses. In connection with the execution of the Credit Agreement, the Company has agreed to retain Goldman, Sachs in connection with securities offerings that may be undertaken by the Company in the future in connection with the acquisition of the capital stock of Smedvig, including any offering to refinance the debt issued under the Credit Agreement.
     This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which the offer, solicitation or sale of securities would be unlawful. Any offers, solicitations of offers to buy, or any sales of securities will only be made in accordance with the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), or an exemption therefrom. This Current Report is being issued pursuant to and in accordance with Rule 135 under the Securities Act.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On December 23, 2005, the Company completed the acquisition of 21,095,600 Class A shares and 2,501,374 Class B shares of Smedvig (the “Share Purchase”). The 2,501,374 Class B shares and 18,856,098 of the Class A shares acquired are owned directly by Noble Investment Capital AS (formerly named Peder Smedvig Capital I AS), all of the outstanding shares of which were directly acquired by the Company pursuant to the Share Purchase Agreement dated December 12, 2005 relating to the Company’s acquisition of shares of Smedvig (the “Share Purchase Agreement”). The purchase price for the Class A shares was NOK 200.00 per share and for the Class B shares was NOK 150.00 per share, totaling NOK 4,594,326,100 (or approximately US$691 million). Smedvig, headquartered in Stavanger, Norway, is a provider of harsh environment drilling rigs, self-erecting tender rigs and engineering services. The Class A Shares and Class B Shares of Smedvig are listed for trading on the Oslo Stock Exchange, and American Depository Shares representing Class A shares and Class B shares of Smedvig are traded on the New York Stock Exchange. The Company paid the purchase price with the borrowings under the Credit Agreement described in Item 1.01 above and a borrowing under the Company’s existing bank credit agreement.
     Following the Share Purchase, the Company holds, directly and indirectly, 21,095,600 of the voting Class A shares and 2,501,374 Class B shares (which are generally non-voting) of Smedvig, or approximately 39.24% of the Class A shares and approximately 28.87% of the total issued and outstanding shares in Smedvig. The Company does not hold other rights to shares in Smedvig. The Company is currently reviewing its available alternatives in preparing to make an offer for shares in Smedvig although neither a timetable nor the terms and conditions for any such offer have yet been established by the Company.
     No tender offer has commenced, and the Company reserves the right to pursue all options available to it. This Current Report on Form 8-K is not a recommendation, an offer to purchase or a solicitation of an offer to sell securities of Smedvig . If the Company should commence a tender offer, the Company would file a tender offer statement and related materials with the United States Securities and Exchange Commission and with the Oslo Stock Exchange. Smedvig security holders should read any such materials carefully because they would contain important information with respect to any such potential offer. Any such materials would be made available to Smedvig security holders by the Company at no expense to them. In addition, the materials (and all other offer documents filed with the U.S. Securities and Exchange Commission) would be available at no charge on the U.S. Securities and Exchange Commission’s Website at www.sec.gov.
     The Share Purchase Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 15, 2005.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On December 23, 2005, the Company issued a press release announcing that it had entered into the Credit Agreement and completed the Share Purchase. A copy of the press release is furnished as an Exhibit to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 are deemed to be furnished and shall not be deemed to be “filed” for purposes of the United States Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.
     As permitted under this item, the Company will file any financial statements required by this item by amendment not later than 71 days after the date a Form 8-K with respect to the Share Purchase is required to be filed.
     (b) Pro Forma Financial Information.
     As permitted under this item, the Company will file the pro forma financial information required to be filed by this item by amendment not later than 71 days after the date a Form 8-K with respect to the Share Purchase is required to be filed.
     (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	Credit Agreement, dated as of December 22, 2005, among Noble Corporation, Noble Holding (U.S.) Corporation, Noble Drilling Corporation and Goldman Sachs Credit Partners L.P.

10.2	—
Share Purchase Agreement between Noble Corporation and Nora Smedvig, Peter T. Smedvig, Hjordis Smedvig, HKS AS, AS Veni, Petrus AS and Peder Smedvig Capital AS, dated December 12, 2005 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 15, 2005 and incorporated herein by reference).

99.1	—	Press Release issued December 23, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION
Date: December 27, 2005	By:	/s/ Bruce W. Busmire
Bruce W. Busmire
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	Credit Agreement, dated as of December 22, 2005, among Noble Corporation, Noble Holding (U.S.) Corporation, Noble Drilling Corporation and Goldman Sachs Credit Partners L.P.

10.2	—
Share Purchase Agreement between Noble Corporation and Nora Smedvig, Peter T. Smedvig, Hjordis Smedvig, HKS AS, AS Veni, Petrus AS and Peder Smedvig Capital AS, dated December 12, 2005 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 15, 2005 and incorporated herein by reference).

99.1	—	Press Release issued December 23, 2005.